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Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Chateau Communities, Inc. or CP Limited Partnership on Form S-8 (File Nos. 33-84616 and 333-28583) and Form S-3 (File Nos. 333-36323, 333-28703, 333-4544,
333-4544-01, 333-43981 and 333-38307) of our report dated February 8, 1999, on our audits of the consolidated financial statements and financial statement schedule of CP Limited Partnership as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.



PRICEWATERHOUSECOOPERS LLP
Denver, Colorado
March 22, 1999